Exhibit 99.1

Neurotrope and Metuchen Pharmaceuticals Announce Completion of Merger Forming Petros Pharmaceuticals

– Petros to Grow and Pursue Non-Prescription / Over-The-Counter (“OTC”) Strategies for FDA-Approved Erectile Dysfunction Drug Therapy

– Petros To Trade on Nasdaq Under New Symbol PTPI –

– Neurotrope Bioscience, Inc. Assets To Be Spun Out Into Separately Traded Public Company –

NEW YORK and MANALAPAN TOWNSHIP, N.J., December 2, 2020 – Neurotrope, Inc. (Nasdaq: NTRP) and Metuchen Pharmaceuticals, L.L.C., a privately held biopharmaceutical company focused on innovative therapeutics for men's health conditions ("Metuchen"), today announced the completion of their previously announced merger following the satisfaction of all closing conditions required by the amended merger agreement (the “Merger Agreement”). Neurotrope shareholders also approved the spin-off of substantially all of Neurotrope’s existing assets, operations and liabilities, except for certain cash retained in accordance with the terms of the Merger Agreement, into a separately traded public company.

In connection with the completed merger and pursuant to the terms of the Merger Agreement, Neurotrope and Metuchen have merged in an all-stock transaction forming a newly traded holding company named Petros Pharmaceuticals, Inc. (“Petros”). Petros’ shares will commence trading on the Nasdaq Global Market on December 2, 2020, under the ticker symbol “PTPI”. Neurotrope shareholders will initially own approximately 49% of the combined company and Metuchen shareholders will initially own approximately 51% of the combined company. Pursuant to the terms of the Merger Agreement, Metuchen shareholders also may receive additional shares of Petros common stock issuable upon the achievement of certain milestones. Petros’ lead commercial asset is Stendra® (avanafil), a U.S. Food and Drug Administration (“FDA”)-approved erectile dysfunction (“ED”) treatment (See indications and important safety information below.)  Petros is currently exploring the potential to convert Stendra® from prescription-only status to non-prescription status. Petros will be led by Fady Boctor, Chief Commercial Officer of Metuchen, who has been named President and CCO.

“We are excited to complete this merger and create two publicly traded companies, Petros Pharmaceuticals, Inc. and Neurotrope Bioscience, Inc. (“NBI”), each with the potential to create long-term value for our stakeholders,” said Josh Silverman, a Director of the newly formed Petros and Chairman of Neurotrope and NBI. “This transaction provides a unique opportunity to participate in the upside potential of Stendra®, a distinct, FDA approved ED therapy. I am especially encouraged by Petros’ partnership with Foundation Consumer Healthcare, a world leading OTC company, as we develop strategies to bring our FDA approved ED therapy to consumers on a non-prescription basis.”

“The closing of this merger transaction marks the beginning of a new chapter for Petros,” said Mr. Boctor. “With this merger, Petros will now have the opportunity to advance the commercial distribution of Stendra® in the ED space and build a pipeline of other therapeutic products to improve men’s health, including a topical treatment H100™ for Peyronie’s disease (“PD”), as well as pursue innovative treatment options in other high-value disease areas.”

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, PC served as legal counsel to Neurotrope and NBI and Morgan, Lewis & Bockius served as legal counsel to Metuchen with respect to the transaction.

Lead Asset Stendra® (avanafil)

Stendra® (avanafil), originally launched by Auxilium Pharmaceuticals prior to that company’s sale to Endo Pharmaceuticals, is an oral phosphodiesterase 5 (PDE5) inhibitor for the treatment of ED. Metuchen recently undertook a relaunch of Stendra®, following Juggernaut’s acquisition of a majority position in Metuchen in 2018, generating gross revenues of approximately $30 million in 2019. Currently, Stendra® is covered for 75% of commercially insured lives, with a co-pay as low as $0.

Lead Pipeline Program H100™

Metuchen’s lead pipeline program includes the recently in-licensed drug candidate H-100™, a non-invasive, compounded, topical investigational product for Peyronie’s disease. In its current formulation, in a pilot study, H-100™ demonstrated efficacy and tolerability in a 22-patient prospective, randomized, double-blind, placebo-controlled study in patients with PD. Metuchen intends to optimize manufacturing and the patented formulation of H-100™, then seek FDA guidance on the studies necessary to achieve approval and labeling of the product. PD is a progressive, wound-healing disorder of the penis involving the formation of plaques and the subsequent development of penile curvature or indentations. The current non-surgical standard of care in PD, an injectable, was granted Orphan Designation by the FDA in 1996.

About Stendra® (avanafil)

Stendra® (avanafil) is approved in the U.S. by the FDA for the treatment of ED. Metuchen Pharmaceuticals LLC has exclusive marketing rights to Stendra® in the U.S., Canada, South America and India.

Stendra® is available through retail and mail order pharmacies.

For more information about Stendra®, please visit www.STENDRA.com.

Indications and Important Safety Information

Stendra® (avanafil) is prescribed to treat ED.

Do not take Stendra® if you take nitrates, often prescribed for chest pain, as this may cause a sudden, unsafe drop in blood pressure.

Discuss your general health status with your healthcare provider to ensure that you are healthy enough to engage in sexual activity. If you experience chest pain, nausea, or any other discomforts during sex, seek immediate medical help.

Stendra® may affect the way other medicines work. Tell your healthcare provider if you take any of the following; medicines called HIV protease inhibitors, such as ritonavir (Norvir®), indinavir (Crixivan®), saquinavir (Fortavase® or Invirase®) or atazanavir (Reyataz®); some types of oral antifungal medicines, such as ketoconazole (Nizoral®), and itraconazole (Sporanox®); or some types of antibiotics, such as clarithromycin (Biaxin®), telithromycin (Ketek®), or erythromycin.

In the rare event of an erection lasting more than 4 hours, seek immediate medical help to avoid long-term injury.

In rare instances, men taking PDE5 inhibitors (oral ED medicines, including Stendra®) reported a sudden decrease or loss of vision. It is not possible to determine whether these events are related directly to these medicines or to other factors. If you experience sudden decrease or loss of vision, stop taking PDE5 inhibitors, including Stendra®, and call a doctor right away.

Sudden decrease or loss of hearing has been rarely reported in people taking PDE5 inhibitors, including Stendra®. It is not possible to determine whether these events are related directly to the PDE5 inhibitors or to other factors. If you experience sudden decrease or loss of hearing, stop taking Stendra® and contact a doctor right away. If you have prostate problems or high blood pressure for which you take medicines called alpha blockers or other anti-hypertensives, your doctor may start you on a lower dose of Stendra®.

Drinking too much alcohol when taking Stendra® may lead to headache, dizziness, and lower blood pressure.

Stendra® in combination with other treatments for ED is not recommended.

Stendra® does not protect against sexually transmitted diseases, including HIV.

The most common side effects of Stendra® are headache, flushing, runny nose and congestion.

Please see full patient prescribing information for Stendra® (50 mg, 100 mg, 200 mg) tablets.

About Petros Pharmaceuticals, Inc.

Petros is committed to becoming the world’s leading men’s health company by identifying, developing, acquiring, and commercializing innovative therapeutics for men’s health issues including, but not limited to ED, endothelial dysfunction, psychosexual and psychosocial ailments, Peyronie’s disease (acute and chronic), hormone health and substance use disorders.

About Neurotrope Bioscience, Inc.

NBI is a clinical-stage biopharmaceutical company that has historically worked to develop novel therapies for neurodegenerative diseases. NBI has conducted clinical and preclinical studies of its lead therapeutic candidate, Bryostatin-1, in Alzheimer’s disease, and preclinical studies for rare diseases and brain injury, including Fragile X syndrome, multiple sclerosis, stroke, Niemann-Pick Type C disease, Rett syndrome, and traumatic brain injury. The U.S. Food and Drug Administration has granted Orphan Drug Designation to NBI for Bryostatin-1 as a treatment for Fragile X syndrome. Bryostatin-1 has already undergone testing in more than 1,500 people in cancer studies, thus creating a large safety data base that will further inform clinical trial designs.

Additional information about Neurotrope may be found on its website: www.neurotrope.com.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. These forward-looking statements include statements regarding Petros, Neurotrope, Metuchen, the combined company and other matters. Words such as “could,” “may,” “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” “predicts,” and variations on such words, and similar expressions that reflect current views with respect to future events and operational, economic and financial performance are intended to identify such forward-looking statements. These forward-looking statements are only predictions and are subject to risks and uncertainties and other influences, many of which Petros, Neurotrope and Metuchen have no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of risks and uncertainties, including, without limitation, those described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the joint proxy/prospectus Petros has filed with the Securities and Exchange Commission, as updated from time to time in Petros’ subsequent filings with the Securities and Exchange Commission. These factors include, but are not limited to, the success of the combined company as a result of the merger among Petros, Metuchen and Neurotrope, including Petros’ ability to execute on its business strategy, including its plans to develop and commercialize its product candidates; the market price of shares of Petros common stock; Petros’ ability to comply with obligations as a public reporting company; the ability of Petros to timely and effectively implement controls and procedures required by Section 404 of the Sarbanes-Oxley Act of 2002; the risk that the financial performance of the combined company may not be as anticipated by Metuchen and Neurotrope; risks resulting from Petros’ status as an emerging growth company, including that reduced disclosure requirements may make shares of Petros common stock less attractive to investors; risks related to Petros’ ability to continue as a going concern; risks related to Petros’ dependence on the commercialization of a single product, Stendra®, and on a single distributor thereof; risks related to Petros’ commercial supply agreement with Vivus; and risks related to Petros’ ability to obtain regulatory approvals for, or market acceptance of, any of its products or product candidates.

New factors emerge from time to time and it is not possible for us to predict all such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements included in this release are based on information available to Petros as of the date of this release. Petros disclaims any obligation to update such forward-looking statements, except as required by applicable law.

Contact information:

Investors and Media – Petros Pharmaceuticals

Deirdre Walsh

Abernathy MacGregor

dlw@abmac.com

212-371-5999

Investor and Media – NBI

Robert Weinstein

Chief Financial Officer – NBI

rweinstein@neurotrope.com

973.242.0005 x101

4